Exhibit 23






                INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 2-92428 on Form S-8, Post Effective Amendment No. 7 to Registration Statement No. 2-59290 on Form S-8 and Post Effective Amendment No. 3 to Registration Statement No. 2-73205 on Form S-8 of our reports dated April 28, 1994, appearing in and/or incorporated by reference in this Annual Report on Form 10-K of The Great Atlantic & Pacific Tea Company, Inc. for the year ended February 26, 1994.




/s/  Deloitte & Touche


May 23, 1994